EXHIBIT 10.6
                                  CORRECTION
                                DEED OF TRUST
                         (WITH FUTURE ADVANCE CLAUSE)

DATE

     THIS CORRECTION DEED OF TRUST is made this 24th day of January, 1997.

PARTIES

     The parties to this Correction Deed of Trust are ALLIANCE FARMS COOPERATIVE ASSOCIATION, a cooperative corporation duly organized and existing under and by virtue of the laws of the State of Colorado, whose mailing address is 101 South Detroit, Yuma, Colorado 80759, (hereinafter referred to as "the Borrower"), and the Public Trustee of the County of Yuma, State of Colorado, (hereinafter referred to as the "Public Trustee").

PROMISSORY NOTES

     The Borrower has made the following described Promissory Notes, whether listed below or whether evidencing a future advance (hereinafter referred to as the "Note", whether one or more), payable to the order of CoBANK, ACB, a corporation organized and existing under the Farm Credit Act of 1971, as amended, whose mailing address is P.O. Box 2940, City of Wichita, State of Kansas 67201-2940 (hereinafter referred to as "CoBank"), as beneficiary of this Correction Deed of Trust. The terms and provisions of the Note are fully incorporated herein by this reference. The Note is evidence of actual loan(s) made or to be made to the Borrower by CoBank. The Borrower also has executed in favor of CoBank one or more Loan Agreement(s) (hereunder referred to as the "Loan Agreement(s)"). The Note bears interest at the rate or rates provided therein and in the Loan Agreement(s), such interest being payable at the time(s) as provided therein and in the Loan Agreement(s), until the loan(s) are paid in full.

     DATE OF NOTE                  AMOUNT         FINAL DUE DATE


     May 19, 1995              $8,300,000.00     July 20, 2005
     May 19, 1995               4,750,000.00     February 20, 2010
     May 19, 1995              10,550,000.00     March 20, 2008

     Any additional sums advanced to the Borrower are limited insofar as the balance outstanding at any one time is concerned to $ 10,550,000.00, such additional sums being evidenced by the Borrower's Note, whether one or more, and bearing interest as provided in said Note and Loan Agreement(s).

SECURED LOANS; PROPERTY CONVEYED
     This Correction Deed of Trust is given by Borrower for the benefit of CoBank in order to secure the payment of said Note, and all renewals, amendments, modifications, and replacements of said Note, all sums advanced on the Note and all sums repaid and then re-advanced on the Note, whether required or discretionary, together with all interest and all additional sums advanced to the Borrower or its successors by CoBank, and all advances, charges, fees, recoverable expenses, and attorneys' fees, and to secure the performance and observation of the covenants and conditions contained in this Correction Deed of Trust and in the Loan Agreement(s).

     The Borrower, in consideration of the premises, and for the purpose aforesaid, hereby grants and conveys to the Public Trustee, with power of sale, in trust, the following described Property whether now owned or hereafter acquired, situated in the County of Yuma, State of Colorado:

PARCEL I


The Southeast Quarter of Section 19, Township 3 North, Range 46 West of the 6th P.M., Yuma County, Colorado, consisting of 160 acres, more or less.

PARCEL II


The Southwest Quarter of Section 1, Township 2 North, Range 47 West of the 6th P.M., Yuma County, Colorado, consisting of 160 acres, more or less.

PARCEL III


A parcel of land located in the Northwest Quarter of Section 21, Township 3 North, Range 47 West of the 6th P.M., Yuma County, Colorado, described as follows: Beginning at the Northeast corner of said quarter; thence along the North line thereof North 90E00' West 1,100.0 feet; thence South 0E00' East 30.0 feet to a curve which bears Southeasterly, concave to the Southwest, from an initial radial bearing North 10E09' East, with a radius of 1,310.00 feet, through a central angle of 56E13'20" for an arc distance of 1,285.45 feet; thence South 25E20' East 254.4 feet to a power pole in a fence corner; thence along a fence accepted to be the East line of possession of the Northwest Quarter, North 1E13' E 1,024.6 feet to the point of beginning.

                                     AND

A parcel in the Northeast Quarter of Section 21, beginning at the Northwest corner of said quarter; thence along a fence accepted to be the West line of possession of the Northeast Quarter, South 1E13' West 1,024.6 feet to a power pole at a fence corner; thence along a fence South 90E00' East 297.6 feet; thence North 1E13' East 1,024.6 feet to the North line of said quarter; thence along said North line North 90E00' West 297.6 feet to the point of beginning.

PARCEL IV


A parcel of land located in the North Half of Section 16, Township 1 South, Range 47 West of the 6th P.M., Yuma County, Colorado, more particularly described as beginning at the Northeast corner of the Northwest Quarter of
Section 16; thence, along the North line thereof, South 88E57' West 651.75 feet to its intersection with a road running West and South; thence along said centerline of said road, South 03E08' East 1,296.18 feet; thence, along a fence and its Easterly prolongation, North 88E02' East 1,675.52 feet; thence North 01E04' West 1,268.77 feet to the North line of the Northeast Quarter; thence, along said North line, South 88E56' West 1,070.30 feet to the point of beginning, containing 50.00 acres of land, together with and subject to an easement for access across a strip of land, 60 feet wide, the centerline of which is the West line of this parcel.
PARCEL V


A parcel of land located in the East Half of Section 7, Township 3 North, Range 46 West of the 6th P.M., Yuma County, Colorado, described as beginning at a point on the East line of Section 7 at a distance of North 0E00' East 1,825.00 feet from the Southeast corner thereof; thence North 90E00' West 30.00 feet; thence North 34E15'30" West 445.02 feet; thence North 47E26'28" West 381.19 feet; thence North 61E57'23" West 402.47 feet; thence North 62E30'49" East
391.84 feet; thence North 49E10'47" East 385.84 feet; thence North 31E57'53" East 466.40 feet; thence North 90E00' East 30.00 feet to said East line; thence along said East line South 0E00' West 1,643.60 feet to the point of beginning.

PARCEL VI


A parcel of land located in the Southwest Quarter of Section 8, Township 1 South, Range 47 West of the 6th P.M., Yuma County, Colorado, described as beginning at the Southwest corner of Section 8; thence along the West line thereof North 1E21' West 650 feet; thence parallel with the South line thereof, North 89E29' East 1,550 feet; thence parallel with said West line South 1E21' East 650 feet to said South line; thence, along said South line South 89E29' West 1,550 feet to the point of beginning.

PARCEL VII

A parcel of land located in the Southeast Quarter of Section 6, Township 1 South, Range 47 West of the 6th P.M., Yuma County, Colorado, described as beginning at the Southwest corner of the Southeast Quarter of Section 6; thence, along the South line thereof, North 89E25' East 1,245 feet; thence parallel with the West line of said Quarter North 1E29' West 700 feet; thence parallel with said South line South 89E29' West 1,245 feet to the West line of said quarter; thence along said West line South 1E29' East 700 feet to the point of beginning. (hereinafter referred to as the "Property")

THIS IS A CORRECTION DEED OF TRUST AND IS INTENDED TO CORRECT CERTAIN PROPERTY DESCRIPTIONS AS FOUND IN THAT CERTAIN DEED OF TRUST DATED MARCH 12, 1996, AS RECORDED BY RECEPTION NO. 481287 IN BOOK 762, PAGES 407-416 OF THE DEED OF TRUST RECORDS OF YUMA COUNTY, COLORADO, SO THAT THE "TITLE" TRACT IS CHANGED TO PARCEL

AND THE DESCRIPTIONS OF TRACTS VI AND VII IN SAID DEED OF TRUST SHALL READ AS INDICATED ABOVE.

     and including, whether or not owned by the Borrower on the date of this Deed of Trust, or acquired by the Borrower after the date of this Deed of Trust, or whether now or later located on or appurtenant to the real estate described above, including but not limited to all replacements, substitutions, and additions:

     All improvements, structures, buildings and facilities of any kind and character; all equipment, and fixtures; all easements, rights of way and reversionary rights; all privileges, hereditaments and appurtenances; all water, irrigation and drainage rights; and all abstracts or other evidence of title; all right, title, and interest of Borrower as lessee in, to, or under any and all leases, leaseholds, and leased premises identified herein; and in the event Borrower acquires an ownership interest in the land and any related property presently leased by Borrower, this Deed of Trust shall be a lien on the land and any related property acquired by Borrower, all of which shall be considered to be a part of the security under this Deed of Trust.

(hereinafter referred to as the "Property"),

DECLARING A VIOLATION AND TERMS OF SALE BY PUBLIC TRUSTEE

     The Public Trustee will have and hold all the Property conveyed by this Deed of Trust in trust, so that in the event there is a default in the payment of the Note, or any part of the Note, or of the interest due on the Note, or in case the promises and conditions set out in or incorporated into this Deed of Trust are not performed, CoBank may declare a violation of such promise or condition and may file notice with the Public Trustee declaring such default or violation and that CoBank elects and demands that the Property be advertised for sale and sold in accordance with the laws of the State of Colorado. The Public Trustee may sell all of the Property, en masse, or may sell a part of the Property in accordance with applicable law. The Public Trustee shall advertise, and sell the Property, in the manner provided by law. Notices shall be provided in accordance with the laws of Colorado governing sales of Property by a Public Trustee. Out of the proceeds of the sale the Public Trustee shall first pay or retain all fees, charges and costs for the sale, then all amounts due for taxes or other assessments, and then pay to CoBank the principal and interest due on its Note according to the terms of the Note and all amounts advanced by or owed to CoBank pursuant to the terms of the Note, the Loan Agreement(s), this Deed of Trust, or allowed by law, including but not limited to charges, fees, insurance, taxes, assessments, and other amounts advanced pursuant to law or owed to CoBank, with interest thereon, at the rate or rates provided in the Note and Loan Agreement(s), and reasonable attorneys' fees. Following the period of redemption, if any, the Public Trustee shall issue to the holder of the Certificate of Purchase a deed to the Property sold. CoBank may purchase any Property sold under this Deed of Trust at the sale, and may use as its bid the amount due under the terms of its Note, Loan Agreement(s) and this Deed of trust. CoBank shall not be obligated to see to the application of proceeds from the sale.

PROMISES BY BORROWER


     The Borrower promises as follows:

     1. Title. To be the owner of absolute fee simple title to the Property and to be the owner of unconditional title to all of the Property conveyed by this Deed of Trust; to have a good right to convey said Property; that all Property is free and clear of all liens and encumbrances; and to guarantee and defend title to all of the Property against the claims or demands of all persons.

     2. Truthfulness of Loan Application; Use of Loan Proceeds. That the statements contained in the Borrower's application or applications are true and that the proceeds of the loan or loans secured by this Deed of Trust will be used solely for the purposes set forth in the Loan Agreement(s) between the Borrower and CoBank.

     3. Covenant against Encumbrances. That the Borrower shall not execute any mortgages, deeds of trust, financing statements or security agreements covering the Property, except in favor of CoBank, nor shall Borrower permit any involuntary liens against the Property, including but not limited to judgment liens, materialmens' or mechanics' liens.

     4. Security Agreements and Financing Statements. That the Borrower will execute security agreements and financing statements and such further and additional documents or instruments as CoBank may require in order to secure fixtures or other collateral, and will see that such instruments are properly filed or recorded, in order to attach and perfect CoBank's interest in such collateral pursuant to applicable law.

     5. Payment. That the Borrower will pay when due all sums due under the Note secured by this Deed of Trust, including but not limited to interest and future advances, and all sums due under the terms of and provisions of this Deed of Trust and the Loan Agreement(s), together with interest thereon.

     6. Compliance with Laws; Repair, Waste, Removal. To comply with all laws, ordinances, regulations, covenants, conditions and restrictions which affect the Property; to keep the Property in good condition and repair at all times; not to commit or permit waste of or nuisance on the Property, nor to permit unreasonable depreciation of the physical condition or value of the Property through any cause; or, unless prior written consent of CoBank is first obtained, not to remove or permit removal of any improvements, except for appropriate replacement.

     7. Evidence of Title. That the Borrower will furnish, at its own expense, any abstracts of title, Uniform Commercial Code lien searches, title insurance, Torrens certificates or other evidence of title required by CoBank.

     8. Insurance and Its Proceeds. To insure the buildings and improvements now on, or which may be placed on, the Property, and to keep such buildings and improvements insured against such hazards and in such amounts as CoBank may require. The policy of insurance shall contain a loss-payable clause in favor of CoBank, as its interest may appear. If there is a loss, and if the payments on the Note secured by this Deed of Trust are current and if there is no violation of the terms of this Deed of Trust or Loan Agreement(s) by the Borrower, any sums received by CoBank for loss under the policy may be used to pay for reconstruction of the destroyed building or improvement(s); if not so applied, or if there is a violation of the terms of this Deed of Trust or Loan Agreement(s) by Borrower, then, at CoBank's option, any sums received by CoBank may be applied in payment of matured debt, or as extra payments on unmatured debt in a manner acceptable to CoBank.

     9. Taxes and Other Payments. That the Borrower will pay when due all taxes, levies, assessments, or claims which are or may become liens against the Property and all rental or lease payments required for the location of the Property. In the event CoBank pays any rents, taxes, lease payments, levies, charges, insurance premiums or other charges affecting the said Property, the same shall become a part of the debt secured by this Deed of Trust and shall be payable on demand with interest thereon at the rate or rates as set forth in the Note and Loan Agreement(s), all in accordance with the provisions of this Deed of Trust relating to "Advances".

     10. Compliance with Loan Agreements. That the Borrower will perform and observe all of the terms and conditions of all Loan Agreement(s) entered into between the Borrower and CoBank which are incorporated herein by reference.

     11. Eligibility as Borrower. That the Borrower will, at all times during the existence of any part of the debt secured by this Deed of Trust, maintain its corporate existence and operate its business as an eligible borrower of CoBank under the Farm Credit Act of 1971, as amended.

     12. Transfers. That the Borrower will not voluntarily transfer, sell or convey, or lease, nor allow an involuntary transfer by way of attachment, levy, garnishment or other judicial process, of any of the Property without the prior express written consent of CoBank.

     13. Performance. That the Borrower will perform all of the acts, terms and covenants under this Deed of Trust, the Note, and the Loan Agreement(s).

NO OBLIGATION FOR FUTURE ADVANCES

     Nothing contained in this Deed of Trust shall be construed to obligate CoBank to make any additional loan or advances to the Borrower. The sole purpose of this Deed of Trust is to provide security for presently existing indebtedness, and for loans and advances which may in the absolute discretion of CoBank be made hereafter.

INSPECTION

     CoBank may examine any of the Property at any reasonable time and may at the Borrower's expense examine the books, records, and documents of the Borrower, or require the same to be examined by an auditor approved by CoBank.

ADVANCES

     In the event Borrower fails to pay when due, CoBank may make advances for
1) general or special taxes or ditch or water assessments levied or accruing against the property secured under this Deed of Trust, 2) premiums on any insurance necessary to properly protect the improvements on the Property, 3) interest, principal or sums due upon any prior lien or encumbrance against the Property, 4) if the Property is a leasehold or is subject to a lease, all sums due under such lease, 5) the reasonable costs and expenses of defending, protecting, and maintaining the Property and CoBank's interest in the Property, including but not limited to repair and maintenance costs and expenses, costs and expenses of protecting and securing the property, receiver's fees and expenses, inspection fees, and appraisal fees, 6) court costs, attorneys' fees, costs and expenses as provided herein; 7) any other advances allowed under the terms of the Note, or Loan Agreement(s) or under the terms of this Deed of Trust, and 8) any other advances allowed by law. Advances made by CoBank shall become a part of the indebtedness evidenced by the Note and secured by this Deed of Trust. However, any sum so paid by CoBank shall immediately be payable by the Borrower, upon demand, and shall bear interest from the date CoBank advances such sums until the date the Borrower pays them, as provided for in the Note and Loan Agreement(s). CoBank shall be the sole judge of the legality, necessity or propriety of making any such payment or providing any such insurance, and shall be held harmless and incur no liability for so doing.

BREACH OF PROMISES; ACCELERATION OF DEBT

     In the event 1) the Borrower defaults in the payment of any principal sum, interest, future advances or any other terms or provisions of the Note or the Loan Agreement(s), or 2) the Borrower does not comply with any of the promises, covenants, or conditions contained in this Deed of Trust, or 3) the Borrower does not do any of the acts which the Borrower agrees to do under the terms of this Deed of Trust, or 4) the Borrower makes an assignment for the benefit of Borrower's creditors, or 5) a receiver or trustee is appointed to take charge of the Borrower's Property, or 6) any proceedings are commenced which might result in loss or reduction of the use and enjoyment of the Property for the loan(s), or 7) at any time CoBank shall deem itself insecure, then CoBank may, without notice to the Borrower except such notice as may be provided for in the Loan Agreement(s), declare a default and the debt secured by this Deed of Trust shall immediately become fully due and payable and bear interest as provided for in the Note and Loan Agreement(s) and this Deed of Trust shall become immediately subject to foreclosure. CoBank may, however, at its sole option and without notice, waive such acceleration, but no waiver shall prevent CoBank from again accelerating the debt based on a later breach of the promises contained in this Deed of Trust.

CHANGE OF OWNERSHIP

     In the event of a change of ownership of the Property, CoBank may declare a default and the debt secured by this Deed of Trust shall become immediately due and payable and bear interest as provided for in the Note and Loan Agreement(s), and this Deed of Trust shall become immediately subject to foreclosure, unless CoBank has given its prior written consent before such change. "Change of Ownership" means a voluntary or involuntary transfer of title to the Property, or any part of it or interest in it, and includes any change in the entity structure, control, operation or ownership which would make the Borrower ineligible to borrow from CoBank.

RIGHT TO ENTER UNOCCUPIED PREMISES IN TIME OF EMERGENCY AND MAKE REPAIRS; ADVANCES FOR REPAIRS

     If this Deed of Trust is subject to foreclosure, and if the Property reasonably appears unoccupied to CoBank and if CoBank determines that an emergency exists, CoBank may enter the Property for the sole purpose of repairing, preserving or protecting its security without becoming a mortgagee-in-possession. Any advances made for these purposes shall become a part of the debt secured by this Deed of Trust, and become immediately due and payable in accordance with the provisions of this Deed of Trust relating to "Advances". CoBank shall be held harmless in, and incur no liability for doing the things provided for in this paragraph, and shall be the sole judge of the necessity and propriety of so doing.

ATTORNEYS' FEES AND COSTS

     The Borrower will pay on demand all costs of collection and all reasonable attorneys' fees, costs and expenses, incurred or paid by CoBank in enforcing the Note, Loan Agreement(s), and this Deed of Trust upon default, whether or not a lawsuit or foreclosure is commenced, and including but not limited to all attorneys' fees, costs and expenses 1) incurred in any Public Trustee or judicial action to foreclose this Deed of Trust 2) incurred in any Bankruptcy proceeding, voluntary or involuntary, including but not limited to efforts to modify or vacate any automatic stay or injunction, and 3) incurred in any appeals and in any post-judgment actions or proceeding. The Borrower will also pay on demand all costs and expenses in any suit or proceeding in which CoBank may be obligated to defend or protect its interest, including but not limited to reasonable attorneys' fees, costs and expenses. Any advances made for these purposes shall become a part of the debt secured by this Deed of Trust, and become immediately due and payable in accordance with the provisions of this Deed of Trust relating to "Advances".

CONDEMNATION OR CONVEYANCE IN LIEU OF CONDEMNATION

     The proceeds of any award, compensation or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property, or any part of it, or for a conveyance in lieu of condemnation, are hereby assigned and shall be paid to CoBank. Any money so received may, at the option of CoBank, be applied, in part or in total, on the debt secured by this Deed of Trust, whether due or not, and any money not so applied will be returned to the Borrower.

RIGHT TO RENTS, ISSUES, AND PROFITS; RECEIVERSHIP

     In case of any default, CoBank shall, at its option, at once become entitled to the possession, custody, control, use and enjoyment of the Property, and to the rents, issues and profits thereof, from the accruing of such right and during the pendency of any foreclosure proceedings and the period of redemption, if any. Such possession, custody and control shall at once be delivered to CoBank on request, and upon refusal, the delivery of such possession, custody and control may be enforced by CoBank by any appropriate civil suit or proceeding. CoBank shall be entitled to a Receiver for said Property to take possession, custody and control of the Property, and to collect the rents, issues and profits thereof, after any such default, including the time covered by foreclosure proceedings and the period of redemption, if any. Such entitlements shall exist as a matter of right without regard to the solvency or insolvency of the Borrower or of the then owner of the Property, and without regard to the value of the Property. Such Receiver may be appointed by any court of competent jurisdiction upon ex parte application, and without notice--notice being hereby expressly waived--and all rents, issues and profits, income and revenue of the Property shall be applied to the payment of the indebtedness secured by this Deed of Trust, according to law and the orders and directions of the court. The Receiver shall have full and complete right and authority to operate, manage, preserve and protect the Property, and any and all other authority allowed the Receiver under law, all in the Receiver's sole discretion.

COBANK'S RIGHTS IN LOAN SERVICING

     CoBank shall have the right, at any time and without notice, to grant extensions, deferments, renewals, or reamortizations of all or any part of the debt secured by this Deed of Trust, to release from personal liability any party now or hereafter personally liable for repayment of the debt secured by this Deed of Trust, and to request the Public Trustee to release all or any part of the Property, all without affecting the provisions or priority of this Deed of Trust on the Property which remains or the personal liability of any party not specifically released from liability.

ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND COVENANTS

     Borrower further makes the following representations, covenants and warranties, all of which are subject to any exceptions that Borrower may have previously disclosed in writing to CoBank, and which, to the extent that they deal with representations of fact, are based on Borrower's present knowledge, arrived at after reasonable inquiry.

     (a) Use of Property and Facilities. (i) Borrower (1) use, handle, transport or store Hazardous Material as defined under any Environmental Law or
(2) store or treat nonhazardous wastes (a) in a good and prudent manner in the ordinary course of business, and (b) in compliance with all applicable Environmental Laws. (ii) Borrower will not conduct or allow to be conducted, in violation of any Environmental Law, any business, operations or activity on the Property, or employ or use the Property to generate, use, handle, manufacture, treat, store, process, transport or dispose of any Hazardous Materials, or any other substance which is prohibited, controlled or regulated under applicable law, or which poses a threat or nuisance to public safety, health or the environment or cause, or allow to be caused, a known or suspected release of Hazardous Materials on, under or from the Property. (iii) Borrower will not do or permit any act or thing, business or operation, that poses an unreasonable risk of harm, or impairs, or may impair, the value of the Property, or any part thereof.

     (b) Condition of Property. (i) Borrower shall take all appropriate response action, including any removal and remedial action, in the event of a release, emission, discharge or disposal of Hazardous Materials in, on, under or about the Property so as to remain in compliance with Environmental Law as hereinafter defined. (ii) Underground tanks, wells (except domestic water wells), septic tanks, ponds, pits, or any other storage tanks (whether currently in use or abandoned) on the Property, if any, are maintained in compliance with applicable Environmental Law.

     (c) Notice of Environmental Problem or Litigation. Neither Borrower nor any of its tenants have given, nor were they required to give, nor have they received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (i) Borrower and/or any tenants have violated, or are about to violate, any Environmental Law, judgment or order; (ii) there has been a release, or there is a threat of release, of Hazardous Materials from the Property; (iii) Borrower and/or any tenants may be or are liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a release or threatened release of Hazardous Materials; (iv) the Property is subject to a lien in favor of any governmental entity or any liability, costs or damages, under any Environmental Law arising from or costs incurred by such governmental entity in response to a release or a threatened release of a Hazardous Material. Borrower further represents and warrants that no conditions currently exist or are currently reasonably foreseeable, that would subject Borrower to any such investigation, litigation, administrative enforcement or any damages, penalties, injunctive relief, or cleanup cost under any Environmental Law. In the event of such notice, Borrower and any tenants shall immediately provide a copy to CoBank.

     (d) Right of Inspection. Borrower hereby grants, and will cause any tenants to grant, to CoBank, its agents, attorneys, employees, consultants, contractors, successors and assigns, an irrevocable license and authorization, upon reasonable notice, to enter upon and inspect the Property and facilities thereon, and perform such tests, including without limitation, sub-surface testing, soils and groundwater testing, and other tests which may physically invade the Property thereon, as CoBank, in its sole discretion, determines are necessary to protect its security interest, provided however, that under no circumstances shall CoBank be obligated to perform such inspections or tests.

     (e) Indemnity. Borrower agrees to indemnify and hold CoBank, its directors, employees, agents, and its successors and assigns, harmless from and against any and all claims, losses, damages, liability, fines, penalties, charges, judgments, administrative orders, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, but not limited to, attorneys' fees and expenses) arising directly or indirectly, in whole or in part, out of any failure of Borrower to comply with the environmental representations, warranties and covenants contained herein.

     (f) Continuation of Representations, Warranties, Covenants and Indemnities. Borrower's representations, warranties, covenants and indemnities contained herein shall survive the occurrence of any event whatsoever, including without limitation, the satisfaction of the Note secured hereby, the partial release or release or foreclosure of this Deed of Trust, the acceptance by CoBank of a deed in lieu of foreclosure, or any transfer or abandonment of the Property.

     (g) Corrective Action. In the event the Borrower is in breach of any of its representations, warranties or agreements as set forth above, Borrower, at its sole expense, shall take all action required, including environmental cleanup of the Property, to comply with the representations, warranties and covenants herein or applicable legal requirements and, in any event, shall take all action deemed necessary under all applicable Environmental Laws.

     (h) Hazardous Materials Defined. The term "Hazardous Materials" shall mean dangerous, toxic, or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Law.

     (i) Environmental Law Defined. The term "Environmental Law" shall mean any federal, state or local law, statute, ordinance, rule, regulation, administrative order and permit now in effect or hereinafter enacted, pertaining to the public health, safety, industrial hygiene, or the environmental conditions on, under or about the Property.

WAIVER OF ELECTION, STAY, VALUATION AND HOMESTEAD LAWS

     Borrower, by signing this Deed of Trust, waives notice of election to declare the debt due, except such notice as may be provided for in the Loan Agreement(s) and also waives the benefit of all stay, valuation and homestead laws.

NOTICE

     In any instance in which notice to the Borrower is required under this Deed of Trust, such notice shall be deemed sufficient when either mailed by first class mail to the Borrower at the address given in this Deed of Trust or when provided pursuant to the terms of the Loan Agreement(s). All arrangements for forwarding such notice, if necessary, and all failure on the part of the postal authorities shall be the responsibility of the Borrower.

REMEDIES CUMULATIVE; NO WAIVER OF REMEDIES

     Each remedy provided to CoBank in the Note, this Deed of Trust, and Loan Agreement(s), is distinct from and cumulative to all other rights and remedies under the Note, this Deed of Trust and Loan Agreement(s) or afforded by law or equity, now or hereafter existing, and may be exercised concurrently, independently or successively.

OTHER SECURITY

     If the payment of the indebtedness secured hereby is now or hereafter further secured by assignments of leases or rentals, security agreements, financing statements, mortgages, deeds of trust, collateral assignments, pledges, contracts of guaranty, or other additional security documents, any default under the provisions of any such other security documents shall constitute and be a default under this Deed of Trust and CoBank may, at its option, exhaust its remedies under any one or more of the said security documents and the security thereunder, as well as the Property, either concurrently or independently and in such order and manner as CoBank may elect, and CoBank may apply the proceeds received therefrom upon the indebtedness secured without waiving or affecting CoBank's rights and remedies under this Deed of Trust or exercised hereunder or whether contained in or exercised under any other such security documents.

RELATIONSHIP OF THE PARTIES

     This Deed of Trust is given as part of a lending transaction between CoBank and Borrower, and in no event shall CoBank be construed or held to be a partner or associate of the Borrower in the conduct of the business, as landlord or otherwise, on or about the Property, nor shall CoBank be liable for any debts or obligations incurred by the Borrower in the conduct of such business, it being understood and agreed that the relationship of the Borrower and CoBank is and at all times shall remain that of borrower and lender.

SUCCESSORS AND ASSIGNS BOUND; CAPTIONS

     All of the covenants and agreements of the Borrower shall extend to and bind its successors and assigns. All rights and privileges of CoBank under this Deed of Trust shall inure to the benefit of its successors and assigns. The captions and headings of the paragraphs in this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

GOVERNING LAW; SEVERABILITY

     The Note and this Deed of Trust shall be governed by the laws of the State of Colorado. In the event that any provision or clause of this Deed of Trust or the Note conflicts with the law, such conflict shall not affect other provisions of this Deed of Trust or the Note which can be given effect without the conflicting provision, and to this end the provisions of the Deed of Trust and Note are declared to be severable.

     This Deed of Trust is executed by the Borrower pursuant to the duly adopted resolution of its Board of Directors.

     IN WITNESS WHEREOF, this Deed of Trust is executed by the proper officers of the Borrower and its corporate seal is affixed hereto.

                     ALLIANCE FARMS COOPERATIVE ASSOCIATION


                     By:
                     (SEAL)   Its President

                     ATTEST:
                     Secretary
                           CORPORATE ACKNOWLEDGMENT

STATE OF COLORADO       )
                    ) ss:
COUNTY OF YUMA          )

     On this       day of              , 199  , before me appeared
, to me personally known, who being by me duly sworn did say that he is the President of >, that the seal affixed to said instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and acknowledged to me that he executed the same as his free and voluntary act and deed as the free and voluntary act and deed of said corporation for the uses and purposes therein set forth.

     Witness my hand and notarial seal the day and year in this certificate above written.

(SEAL)
                                                    Notary Public

My commission expires: